EXHIBIT 10.32
FIRST AMENDMENT TO LOAN AGREEMENT,
NOTE AND COLLATERAL SECURITY DOCUMENTS
     THIS AMENDMENT is made and entered into as of the 31st day of December, 2008, by and among M&I Marshall & Ilsley Bank (“Bank”) and Summit Hotel Properties, LLC (“Borrower”).
W I T N E S S E T H:
     WHEREAS, on July 25, 2006, Borrower and Bank entered into a Loan Agreement (“Loan Agreement”) pursuant to which Bank agreed to lend to Borrower up to $14,080,000.00 (“Loan”);
     WHEREAS, to evidence the Loan, Borrower executed a $14,080,000.00 Mortgage Note (“Note”) on July 25, 2006; and
     WHEREAS, Borrower and Bank have agreed to adjust the terms of the Note.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning given to such term in the Loan Agreement.
     2. Amendments to Note.
     2.1 Term. Notwithstanding anything to the contrary in the Note, the Maturity Date, as defined in the Note, shall be December 31, 2010.
     2.2 Amount. Notwithstanding any contrary reference in the Note, all references to the term “Fourteen Million Eighty Thousand Dollars ($14,080,000.00)” are hereby deleted and are hereby replaced with the term “Eleven Million Five Hundred Twenty-Four Thousand Four Hundred Fifty and 99/100 Dollars ($11,524,450.99).”
     2.3 Rate. Notwithstanding any contrary reference in the Note, all references to the term “two hundred fifty-five (255) basis points” are hereby deleted and are hereby replaced with the term “three and ninety hundredths percent (3.90%).”
     2.4 Option. The following is hereby added as Paragraph 15 to the Note:
     “Notwithstanding anything in this Note to the contrary, Maker is hereby granted an option (“Conversion Option”) to convert the Note Rate to a fixed rate on December 31, 2009, provided (i) no Event of Default, as defined in the Loan Agreement has occurred prior to the exercise of the Conversion Option, (ii) at least ninety (90) days prior to December 31, 2009, Maker gives Payee written notice of Maker’s intent to exercise the Conversion Option, and (iii) Maker shall have a minimum Debt Service Coverage Ratio, as defined in the Loan Agreement, of no less than 1.10 to 1.00. If the Conversion Option is exercised, the fixed rate of interest shall be calculated on the 1-year LIBOR Swap Rate, as hereafter defined, at the time of conversion plus three and ninety hundredths percent (3.90%) (“Conversion Rate”).
     The “1-Year LIBOR Swap Rate” means the rate per annum equal to the average 1-Year LIBOR Swap Rate for the thirty (30) days preceding December 31, 2009 (rounded upwards, if necessary, to the nearest 1/16 of 1%) adjusted on the first business day of each month quoted by the British Bankers Association (BBA) (or a comparable service determined by Payee) as the rate at which dollar deposits in immediately available funds are offered on the first business day of each calendar month in the Interbank Eurodollar market on or about 9:00 A.M., Milwaukee time. If the first day of any calendar month is not a regular business day the 1-Year LIBOR Swap Rate shall be established on the preceding business day. Payee currently uses the BBA to provide information with respect to the Interbank Eurodollar market, but Payee may change the service providing such information at any time. Each such determination shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. If Payee determines, at its sole discretion, that deposits in dollars are not being offered to banks in the relevant market for the applicable period, or Payee otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the Interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable 1-Year LIBOR Swap Rate, then Payee shall not be under any obligation to make or continue loans based on a 1-Year LIBOR Swap Rate and on the first business day of the next calendar month, such loan shall bear interest at the Prime Rate, as hereafter defined, plus or minus the number of basis points which are needed to be added or subtracted to the Prime Rate to equal the Note Rate in effect at the time that 1-Year LIBOR Swap Rate is no longer used to determine the interest rate charged pursuant to this Note (the applicable basis points are hereinafter the New Basis Points and the Prime Rate plus or minus the New Basis Points shall thereafter be the Note Rate) (by way and example, in the event the 1-Year LIBOR Swap Rate is no longer published, the Note Rate shall be equal to the Prime Rate in effect on the date the 1-Year LIBOR Swap Rate is no longer published, plus or minus, as the case may be, the number of basis points necessary to equal the Note Rate last in effect hereunder. The “Prime Rate” is the rate announced periodically by Payee for interest rate determinations and the Prime Rate is not necessarily the lowest rate charged by Payee or any other lenders on loans. During any time that the Note Rate is determined by reference to the Prime Rate, the Note Rate shall change with each change in the Payee’s announced Prime Rate by adding (if at the time the 1-Year LIBOR Swap Rate is no longer used to determine the interest rate charged pursuant to this Note, the New Basis Points are added to the Prime Rate to determine the Note Rate) or subtracting (if at the time the 1-Year LIBOR Swap

Rate is no longer used to determine the interest rate charged pursuant to this Note, the New Basis Points are subtracted from the Prime Rate to determine the Note Rate) the New Basis Points to or from the Prime Rate.”
     2.5 Prepayment. The following is hereby added to the end of Paragraph 5:
     “Notwithstanding anything to the contrary herein, in the event Maker exercises the Conversion Option, as hereafter defined, and the Note Rate converts to the Conversion Rate, Maker shall pay a prepayment premium (“Prepayment Premium”), in addition to any unpaid and accrued interest, in an amount equal to ninety (90) days of interest of the then outstanding principal balance. Maker and Payee agree that the Prepayment Premium has been agreed to in order to provide Payee with partial compensation for the cost of reinvesting the loan proceeds and the loss of the contracted return on the Loan. Maker and Payee further agree that such Prepayment Premium is reasonable.
     3. Warranties and Representations. Borrower hereby warrants and represents that (i) it is not in default pursuant to the provisions of the Loan Agreement, (ii) it remains in compliance with all provisions of the Loan Documents, as defined in the Loan Agreement, and (iii) it has no existing defenses against Bank pursuant to the Loan Documents. All warranties, representations and certifications made by Borrower pursuant to the Loan Documents remain true and correct as of the date hereof and restated as if made on this date.
     4. Administrative Fee. Upon execution of this Amendment, Borrower shall have paid Bank an administrative fee in the amount of $250.00.
     5. Collateral Security Documents. Notwithstanding any contrary reference in the Collateral Security Documents, Borrower hereby acknowledges, agrees and states to the Bank that the Collateral Security Documents, as amended, secure the obligations of Borrower pursuant to the Loan Documents.
     6. Amendments. Except as expressly amended herein, the Loan Documents remain as executed and in full force and effect.
     7. Counterparts. This First Amendment to Loan Agreement, Note and Collateral Security Documents may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.
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     IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan Agreement, Note and Collateral Security Documents as of the date first above written.

M&I MARSHALL & ILSLEY BANK

By:
Michael J. Fruin, Senior Vice President

By:
Name:
Title:

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry Boekelheide
Kerry Boekelheide, Chief Executive Officer

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